Exhibit 10.12

To:	Booz Allen Hamilton Inc.
575 Herndon Parkway
Herndon
Virginia 20170
Herndon
VA 20170
United States

Attn:	Ryan R Ross
cc:	Royd Alimusa
cc:	Adama Gant

From:	Bank of America, N.A.
Department:	Swaps Operations
Telephone:	(+1) 980 683 2797
Fax:	(+1) 866 255 1444

This Confirmation supersedes and replaces any and all Confirmations previously sent to you in respect of this Transaction.

Date:	3rd April 2019
Our Reference No:	929144488 / 929144691
Internal Tracking No:	29144488
Admin No:	19BN205394
USI:	1030282338VM29144488

Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Booz Allen Hamilton Inc. and Bank of America, N.A. (each a ‘‘party’’ and together ‘‘the parties’’) on the Trade Date specified below (the ‘‘Transaction’’). This letter agreement constitutes a ‘‘Confirmation’’ as referred to in the ISDA Master Agreement specified below (the ‘‘Agreement’’).

The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the ‘‘Definitions’’) are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 17th December 2014, as amended and supplemented from time to time, between the parties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

In this Confirmation ‘‘Party A’’ means Bank of America, N.A. and ‘‘Party B’’ means Booz Allen Hamilton Inc..

General Terms:

The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 50,000,000.00

Trade Date:	2nd April 2019

Effective Date:	30th April 2019

Termination Date:	30th June 2024, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer

Payment Dates:	The last calendar day of each Month, commencing on the last calendar day of May 2019 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate:	2.26500 per cent

Fixed Rate Day
Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer
Payment Dates:	The last calendar day of each Month, commencing on the last calendar day of May 2019 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial
Calculation Period:	to be determined

Floating Rate Option:	USD-LIBOR-BBA provided that the words ‘‘on the day that is two London Banking Days preceding that Reset Date’’ in the third line of Section 7.1(ab)(xxii) of the Definitions shall be deleted and replaced with the words ‘‘on the day that is two London and New York Banking Days preceding that Reset Date’’.

If ‘‘USD-LIBOR-Reference Banks’’ is applicable as the Floating Rate Option, the words ‘‘on the day that is two London Banking Days preceding that Reset Date’’ in the third line of Section 7.1(ab)(xxv) of the Definitions shall be deleted and replaced with the words ‘‘on the day that is two London and New York Banking Days preceding that Reset Date’’ subject to a floor Rate of 0.00000 per cent.

Designated Maturity:	1 Month

Spread:	None

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	First day of each Calculation Period.

Business Days:	London and New York

Calculation Agent:	As stated in the Agreement.

Recording of Conversations:

Each party to this Transaction acknowledges and agrees to the recording of conversations between trading and marketing personnel of the parties to this Transaction whether by one or other or both of the parties or their agents.

Account Details:

As advised under separate cover with reference to this Confirmation, each party shall provide appropriate payment instructions to the other party in writing and such instructions shall be deemed to be incorporated into this Confirmation.

Offices:

The Office of Party A for this
Transaction is:	Charlotte—NC, United States
Please send reset notices to fax no. (+1) 866 218 8487
The Office of Party B for this
Transaction is:	Parsippany—NJ, United States

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation in its entirety to the attention of Global FX and Derivative Operations (fax no.(+1) 866 255 1444).

Accepted and confirmed as of the date first written:
Bank of America, N.A.	Booz Allen Hamilton Inc.

/s/ Lisa Palmieri Lisa Palmieri Director

Authorised Signatory	By: /s/ Brian Hockenberry

Name: Brian Hockenberry
Title: Assistant Director

Our Reference Number:	929144488
Internal Tracking No:	29144488
Amended